Filed pursuant to Rule 433(d)

Registration Statement Nos. 333-124435 and

333-124435-01

Computational Materials

$997,727,000

(Approximate)

Accredited Mortgage Loan Trust 2006-1

Asset-Backed Notes

Accredited Home Lenders, Inc.

(Sponsor and Servicer)

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

IMPORTANT NOTICE REGARDING THE CONDITIONS

FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/1017017/000119312505123596/ds3a.htm

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL

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This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

$997,727,000

(Approximate)(1)(4)

Accredited Mortgage Loan Trust 2006-1

Asset-Backed Notes

Overview of the Notes

Notes	Approximate Note Principal Balance(1)(4)	Credit Enhancement (Initial / Fully Funded)	Interest Rate	Estimated WAL (yrs) (Call / Mat)(2)	Principal Payment Window (Call / Mat)(2) (3)	Expected S&P/Moody’s/DBRS Ratings
A-1	405,360,000	15.75% / 17.25%	LIBOR + [ ]%	1.00 / 1.00	1 - 22 / 1 - 22	AAA/Aaa/AAA
A-2	112,530,000	15.75% / 17.25%	LIBOR + [ ]%	2.00 / 2.00	22 - 27 / 22 - 27	AAA/Aaa/AAA
A-3	228,160,000	15.75% / 17.25%	LIBOR + [ ]%	3.50 / 3.50	27 - 69 / 27 - 69	AAA/Aaa/AAA
A-4	99,609,000	15.75% / 17.25%	LIBOR + [ ]%	6.72 / 8.85	69 - 83 / 69 - 209	AAA/Aaa/AAA
M-1	30,614,000	12.70% / 14.20%	LIBOR + [ ]%	4.81 / 5.40	41 - 83 / 41 - 164	AA+/Aa1/AA(H)
M-2	28,607,000	9.85% / 11.35%	LIBOR + [ ]%	4.76 / 5.33	40 - 83 / 40 - 155	AA/Aa2/AA
M-3	17,566,000	8.10% / 9.60%	LIBOR + [ ]%	4.74 / 5.27	39 - 83 / 39 - 146	AA-/Aa3/AA(L)
M-4	16,562,000	6.45% / 7.95%	LIBOR + [ ]%	4.72 / 5.22	39 - 83 / 39 - 139	A+/A1/A(H)
M-5	15,056,000	4.95% / 6.45%	LIBOR + [ ]%	4.71 / 5.17	38 - 83 / 38 - 131	A/A2/A
M-6	12,045,000	3.75% / 5.25%	LIBOR + [ ]%	4.70 / 5.10	38 - 83 / 38 - 122	A-/A3/A(L)
M-7	11,041,000	2.65% / 4.15%	LIBOR + [ ]%	4.70 / 5.03	38 - 83 / 38 - 114	BBB+/Baa1/BBB(H)
M-8	10,539,000	1.60% / 3.10%	LIBOR + [ ]%	4.68 / 4.90	37 - 83 / 37 - 105	BBB/Baa2/BBB
M-9	10,038,000	0.60% / 2.10%	LIBOR + [ ]%	4.66 / 4.72	37 - 83 / 37 - 93	BBB-/Baa3/BBB(L)

(1)	The principal balances of the notes are calculated using the scheduled principal balances of the mortgage loan pool as of the Cut-off Date.
(2)	Assuming payment based on the prepayment pricing speeds outlined in “Key Terms - Pricing Prepayment Assumption” and to Optional Clean-up Call.
(3)	The Last Scheduled Payment Date for the notes is the Payment Date in April 2036.
(4)	The initial principal balance of the notes will be subject to an upward or downward variance of no more than approximately 5%.

Selected Mortgage Pool Data (5)

	Adjustable	Fixed	Aggregate
Scheduled Principal Balance ($):	$698,998,849	$304,751,762	$1,003,750,611
Number of Mortgage Loans:	3,132	1,908	5,040
Average Scheduled Principal Balance ($):	$223,180	$159,723	$199,157
Weighted Average Gross Coupon (%):	7.987%	7.403%	7.810%
Weighted Average Net Coupon (%): (6)	7.487%	6.903%	7.310%
Weighted Average FICO Score:	630	642	633
Weighted Average Original LTV Ratio (%) (7):	79.46%	75.29%	78.20%
Weighted Average Stated Remaining Term (mos.):	358	347	354
Weighted Average Seasoning (mos.):	2	2	2
Weighted Average Months to Roll: (8)	23	—	23
Weighted Average Gross Margin (%): (8)	6.022%	—	6.022%
Weighted Average Initial Rate Cap (%): (8)	1.503%	—	1.503%
Weighted Average Periodic Rate Cap (%) : (8)	1.503%	—	1.503%
Weighted Average Gross Maximum Lifetime Rate (%): (8)	14.985%	—	14.985%

(5)	All percentages calculated herein are percentages of scheduled principal balance of the mortgage loan pool, as of the Cut-off Date, unless otherwise noted.
(6)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the servicing fee.
(7)	LTV in this table and hereafter will be defined as LTV for first lien loans and CLTV for second lien loans.
(8)	Calculated based on the aggregate scheduled principal balance of the adjustable rate mortgage loans, as of the Cut-off Date.

Time Table

Closing Date:	On or about March 28, 2006

Cut-off Date:	The close of business on March 1, 2006.

Pricing Date:	Week of March 20, 2006

First Payment Date:	April 25, 2006

Final Stated Maturity Date:	Payment Date in April 2036

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

Key Terms

Offered Notes:	Class A Notes and Class M Notes

Class A Notes:	Class A-1, A-2, A-3 and A-4 Notes

Class M Notes:	Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes

Issuing Entity:	Accredited Mortgage Loan Trust 2006-1. The Issuing Entity will be expected to be a Delaware statutory trust and wholly owned by the Seller.

Servicer:	Accredited Home Lenders, Inc.

Depositor:	Accredited Mortgage Loan REIT Trust, a Maryland real estate investment trust

Lead Manager:	Morgan Stanley

Co-Managers:	Credit Suisse First Boston, Goldman Sachs, and Lehman Brothers

Indenture Trustee:	Deutsche Bank National Trust Company

Owner Trustee:	U.S. Bank Trust National Association

Swap Provider:	Swiss Re

Servicing Fee:	50.0 bps

Trustee Fee:	0 bps

Payment Date:	25th day of the month, or if the 25th day of the month is not a business day, the next business day.

Record Date:	For any Payment Date, the last business day immediately preceding the related Payment Date.

Delay Days:	0 day delay

Prepayment Period:	For any Payment Date, the period commencing on the 16th day of the month preceding the month in which the Payment Date occurs (or in the case of the first Payment Date, the Cut-off Date) and ending on the 15th day of the month in which such Payment Date occurs.

Due Period:	For any Payment Date, the period commencing on the 2nd business day of the month preceding the month in which the Payment Date occurs and ending on the 1st day of the month in which such Payment Date occurs.

Day Count:	Actual/360 basis.

Interest Accrual Period:	For any Payment Date, the period commencing on the prior Payment Date (or in the case of the first Payment Date, from the Closing Date) and ending on the day preceding such Payment Date.

Pricing Prepayment Assumption:	Adjustable-rate Mortgage Loans are assumed to prepay at 2% CPR in month 1 of the life of the loan, building linearly to 30% CPR in month 12, remaining at 30% CPR through month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter.

Fixed-rate Mortgage Loans are assumed to prepay at 4% CPR in month 1 of the life of the loan, building linearly to 20% CPR over 12 months, and remaining at 20% CPR thereafter.

Mortgage Loans:	On the Closing Date, the assets of the trust will include a pool of 5,040 subprime, fixed and adjustable rate, first and second lien residential mortgage loans with an aggregate scheduled principal balance of approximately $1,003,750,611.

Delinquency Advances:	The Servicer will advance principal and interest, subject to recoverability.

Compensating Interest:	For any Payment Date, the Servicer will fund an amount equal to the lesser of (i) the aggregate of the prepayment interest shortfalls on the mortgage loans for the related Payment Date resulting from principal prepayments in full during the related Prepayment Period and (ii) its aggregate Servicing Fee with respect to the related Due Period.

Optional Clean-up Call:	The transaction has a 10% optional clean-up call, based upon the note principal balance (after applying the current period’s distributions) divided by the original note principal balance.

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

Denomination:	$25,000 and integral multiples of $1,000 in excess thereof. Minimum investment amount must be $100,000.

Registration:	Book-entry through DTC, Euroclear and Clearstream.

SMMEA Eligibility:	The notes are not expected to be SMMEA eligible.

ERISA Eligibility:	The notes are expected to be ERISA eligible.

Tax Treatment:	Debt for federal income tax purposes.

Credit Enhancement:	1. Excess spread, after taking into account certain payments received or paid by the Issuing Entity pursuant to the interest rate swap agreement

2. Prepayment penalties

3. Overcollateralization

4. Subordination, if applicable

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

Interest Distributions on the Notes

On each Payment Date, Available Funds will be allocated in the following priority:

(i)	from Available Funds, to the Swap Provider all net swap payments and swap termination payments (other than a Defaulted Swap Termination Payment) owed to the Swap Provider pursuant to the swap agreement;

(ii)	from the Distributable Interest Amount, to the Class A-1, A-2, A-3 and A-4 Notes, concurrently, their Accrued Note Interest and any unpaid Accrued Note Interest from prior Payment Dates allocated based on their entitlement to those amounts; and

(iii)	from any remaining Distributable Interest Amount, to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, their Accrued Note Interest.

Definitions Related to Interest Distributions

Accrued Note Interest. For any Payment Date and each class of notes, the amount of interest accrued during the related Interest Accrual Period on the related Class Note Balance immediately prior to such Payment Date at the related Interest Rate, as reduced by any net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act provided, however that in the case of any Class M Note, such amount shall be reduced by the amount described in clause (a) in the definition of Deferred Interest allocated to such class.

Available Funds. For any Payment Date, the sum of the following amounts: (i) all scheduled collections of principal and interest on the mortgage loans due and received by the Servicer during the related Due Period, (ii) all partial prepayments other than pay-aheads of principal and other amounts collected on account of principal, including net REO proceeds, net liquidation proceeds and insurance proceeds, if any, collected by the Servicer during the previous calendar month, (iii) all principal prepayments in full collected by the Servicer during the related Prepayment Period, (iv) all Delinquency Advances made with respect to payments due to be received on the mortgage loans during the related Due Period and Compensating Interest paid, by the Servicer, (v) any other amounts required to be placed in the collection account by the Servicer pursuant to the sale and servicing agreement, (vi) any net swap payment received from the Swap Provider, (vii) the proceeds from repurchases of mortgage loans, and (viii) all proceeds received with respect to any Optional Clean-up Call; net of certain amounts such as servicing fees and reimbursement to the Servicer for advances.

Available Funds Cap. For any Payment Date and any class of notes, a per annum rate equal to the quotient of (i) the product of (a) the Distributable Interest Amount for such Payment Date multiplied by (b) the quotient of (I) 360 divided by (II) the actual number of days in the Interest Accrual Period, divided by (ii) the aggregate Class Note Balance of all classes of notes on the first day of the Interest Accrual Period (after taking into account payments of principal on such day).

Basis Risk Carry Forward Amount. For any Payment Date, and any class of notes, the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of notes at such notes’ applicable Interest Rate (without regard to the Available Funds Cap) over interest due on such class of notes at a rate equal to the Available Funds Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid from prior Payment Dates and (iii) interest on the amount in clause (ii) at such notes’ applicable Interest Rate (without regard to the Available Funds Cap).

Defaulted Swap Termination Payment. Any termination payment required to be made by the trust to the Swap Provider pursuant to the swap agreement as a result of (a) a default with respect to which the Swap Provider is the defaulting party, (b) a termination event (other than illegality or tax event) with respect to which the Swap Provider is the sole affected party, (c) a termination resulting from a downgrade event with respect to the Swap Provider, or (d) a termination resulting from the failure of the swap provider to provide certain information required by Regulation A/B.

Distributable Interest Amount. For any Payment Date, the Interest Remittance Amount, plus (a) any swap receipts and minus (b) any swap outflows.

Interest Rate. For each class of notes, the lesser of (i) one-month LIBOR plus the related margin (subject to the Step-Up Coupon provisions below), and (ii) the Available Funds Cap.

Interest Remittance Amount. For any Payment Date, the portion of Available Funds attributable to interest received or advanced on the mortgage loans less the Servicing Fee to the extent not retained by the Servicer and certain indemnification liabilities of the Issuing Entity to the Indenture Trustee and the Owner Trustee.

Retained Swap Termination Payment. In the event that the Issuing Entity receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Indenture Trustee will be required to deposit the swap

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

termination payment into a reserve account. On each subsequent Distribution Date (so long as funds are available in such reserve account), the Indenture Trustee will be required to withdraw from such reserve account and deposit into the Payment Account an amount equal to the amount of any net swap payment due the Issuing Entity (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a net swap payment for purposes of determining the distributions from the Payment Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Payment Account until the date on which the last payment on the swap is expected to be received, at which time the amount then on deposit therein will be transferred to the Payment Account and treated as part of Available Funds.

Step-Up Coupons. For each class of notes, the coupon margin will increase after the Optional Clean-Up Call is first exercisable, should the call not be exercised. The margin for the Class A Notes will increase to 2 times the margin at issuance and the margin for the Class M Notes will increase to 1.5 times the margin at issuance.

Unpaid Interest Shortfall Amount. With respect to each class of Notes, is equal to any unpaid Accrued Note Interest from prior Payment Dates, with interest accrued thereon at the related Interest Rate.

Principal Distributions on the Notes

On each Payment Date (A) prior to the Step-Down Date or (B) on which a Trigger Event is in effect, principal distributions will be allocated from the remaining Available Funds after payment of amounts described under “Interest Distributions on the Notes” up to the Principal Distribution Amount as follows:

(i)	to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, sequentially and in that order, the Principal Distribution Amount, until their respective Class Note Balances have been reduced to zero; and

(ii)	to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, until their respective Class Note Balances have been reduced to zero.

On each Payment Date (A) on or after the Step-Down Date and (B) on which a Trigger Event is not in effect, principal distributions will be allocated from the remaining Available Funds after payment of amounts described under “Interest Distributions on the Notes” up to the Principal Distribution Amount as follows:

(i)	to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, sequentially and in that order, up to the amount required to achieve the Targeted Credit Enhancement Percentage for the Class A Notes in the aggregate; and

(ii)	to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, until the credit enhancement supporting each class is equal to the related Targeted Credit Enhancement Percentage for such Payment Date.

Definitions Related to Principal Distributions

Basic Principal Distribution Amount. On any Payment Date, the excess of (i) the Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Credit Enhancement Percentage. For any class of notes on any Payment Date, the percentage obtained by dividing (x) the aggregate Class Note Balance of the class or classes subordinate thereto (including any overcollateralization and taking into account distributions of the Principal Distribution Amount for such Payment Date) by (y) the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period.

Target Credit Enhancement Percentage

Class	On and after Step-Down Date
A	34.50
M-1	28.40
M-2	22.70
M-3	19.20
M-4	15.90
M-5	12.90
M-6	10.50
M-7	8.30
M-8	6.20
M-9	4.20

Extra Principal Distribution Amount. For any Payment Date, the lesser of (i) the sum of (a) the excess of (x) the Distributable Interest Amount for such Payment Date over (y) the sum of interest payable on the notes on such Payment Date and (b) the amount of any prepayment penalties collected during the related Prepayment Period and (ii) the Overcollateralization Deficiency for such Payment Date.

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

Excess Subordinated Amount. For any Payment Date, the lesser of (x) the Principal Remittance Amount for such Payment Date and (y) the excess, if any of (i) the Overcollateralization Amount over (ii) the Target Overcollateralization Amount for such Payment Date.

Overcollateralization Amount. For any Payment Date, the amount, if any, by which (x) the aggregate scheduled principal balance of the mortgage loans as of the end of the related Due Period exceeds (y) the aggregate Class Note Balance of the notes, after giving effect to payments on such Payment Date.

Overcollateralization Deficiency. For any Payment Date, the amount, if any, by which (x) the Target Overcollateralization Amount for such Payment Date exceeds (y) the Overcollateralization Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the Class Note Balances of the notes resulting from the payment of the Principal Remittance Amount on such Payment Date.

Principal Distribution Amount. On any Payment Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Principal Remittance Amount. On any Payment Date, the sum of

(i)	all scheduled collections of principal due and received by the Servicer during the related Due Period or advanced by the Servicer for the related servicer remittance date,

(ii)	the principal portion of all full prepayments received during the related Prepayment Period,

(iii)	the principal portion of all partial prepayments, including net REO proceeds, net liquidation proceeds and net insurance proceeds received during the prior month,

(iv)	the principal portion of the repurchase price for any repurchased mortgage loans,

(v)	the principal portion of substitution adjustments received in connection with the substitution of a mortgage loan as of such Payment Date,

(vi)	the principal portion of the proceeds received if the Optional Clean-Up Call is exercised or if the Trust is terminated, and

(vii)	subsequent recoveries received (net of reimbursable expenses) on the mortgage loans.

Senior Credit Enhancement Percentage. The Credit Enhancement Percentage for the Class A Notes.

Step-Down Date. The earlier of (A) the date on which the aggregate Class Note Balance of the Class A Notes have been reduced to zero and (B) the later to occur of:

(x) the Payment Date occurring in April 2009; and

(y) the first Payment Date on which the Senior Credit Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries on the mortgage loans during the related Due Period, but before giving effect to payments on any of the notes on such Payment Date) for the Class A Notes is greater than or equal to 34.50%.

Target Overcollateralization Amount. For any Payment Date, (a) prior to the Step-Down Date, approximately 2.10% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date and (b) on or after the Step-Down Date, so long as a Trigger Event is not in effect, approximately 4.20% of the aggregate scheduled principal balance of the mortgage loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date. If a Trigger Event is in effect, then the Target Overcollateralization Amount will equal the Target Overcollateralization Amount as of the prior Payment Date.

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

Allocation of Net Monthly Excess Cashflow

For any Payment Date, any Available Funds remaining after making all payments of accrued interest and principal as described above will be deemed “Net Monthly Excess Cashflow” and paid as follows:

(i)	to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, their Unpaid Interest Shortfall Amount;

(ii)	concurrently, any Basis Risk Carry Forward Amount to each class of Class A Notes, pro rata based on each class’ respective Basis Risk Carry Forward Amount;

(iii)	to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, any Basis Risk Carry Forward Amount for such classes;

(iv)	to the Class M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9 Notes, sequentially and in that order, any Deferred Interest in respect of any Principal Deficiency Amount allocated to such classes;

(v)	to the Swap Provider, any Defaulted Swap Termination Payment; and

(vi)	to the trust certificates, any remaining amounts.

All realized losses on the mortgage loans will be allocated on each Payment Date first to excess cash flow, second to prepayment penalties, and third, in reduction of the overcollateralization amount. Realized losses will not be allocated to the notes, however if excess cash flow and overcollateralization are insufficient to absorb realized losses a Principal Deficiency Amount will be created with respect to the Class M Notes.

Deferred Interest. For any class of Class M notes and any Payment Date, the sum of (a) the aggregate amount of interest accrued at the related Interest Rate during the related Interest Accrual Period on the portion of the Principal Deficiency Amount allocated to that class, (b) any amounts described in clause (a) for such class for prior Payment Dates that remain unpaid, and (c) interest accrued at the related Interest Rate for the Interest Accrual Period related to such Payment Date on the amount in clause (b).

Principal Deficiency Amount. For any Payment Date, the excess, if any, of the aggregate Class Note Balance of the notes, immediately prior to such Payment Date over the aggregate scheduled principal balance of the mortgage loans as of the first day of the related Due Period. The total Principal Deficiency Amount will be allocated among the Class M Notes in reverse order of seniority.

Unpaid Interest Shortfall Amount. With respect to each class of Class M Notes, is equal to any unpaid Accrued Note Interest from prior Payment Dates, with interest accrued thereon at the related Interest Rate.

Trigger Events

A Trigger Event is in effect on any Payment Date if (i) on that Payment Date the 60+ day delinquency rolling average equals or exceeds 46% of the Senior Credit Enhancement Percentage (the 60+ day delinquency rolling average will equal the rolling 3 month average percentage of mortgage loans that are 60 or more days delinquent including mortgage loans in foreclosure and all REO property) or (ii) during such period, the aggregate amount of realized losses incurred (less any subsequent recoveries) since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate scheduled principal balance of the mortgage loans as of the Cut-off Date (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

Payment Dates	Cumulative Realized Loss Percentage
April 2008 to March 2009	1.150% for the first month, plus an additional 1/12th of 1.35% for each month thereafter (e.g., approximately 1.825% in October 2008)
April 2009 to March 2010	2.500% for the first month, plus an additional 1/12th of 1.50% for each month thereafter (e.g., approximately 3.250% in October 2009)
April 2010 to March 2011	4.000% for the first month, plus an additional 1/12th of 1.20% for each month thereafter (e.g., approximately 4.600% in October 2010)
April 2011 to March 2012	5.200% for the first month, plus an additional 1/12th of 0.70% for each month thereafter (e.g., approximately 5.550% in October 2011)
April 2012 and thereafter	5.900%

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

Swap Agreement

On the Closing Date, the Indenture Trustee will enter into a Swap Agreement with an initial notional amount of approximately $1,003,750,611 that will amortize approximately in accordance with the schedule shown below. Under the Swap Agreement, the Issuing Entity shall be obligated to pay an amount equal to a per annum rate of 4.80% (on a 30/360 basis) on the swap notional amount to the Swap Provider and the Issuing Entity will be entitled to receive a per annum rate equal to One-Month LIBOR (on a actual/360 basis) on the swap notional amount from the Swap Provider, on each Payment Date, accrued during the swap accrual period, until the swap is retired. Only the net amount of the two obligations above will be paid by the appropriate party.

Period	Approximate Notional Balance ($)	Period	Approximate Notional Balance ($)
1	1,003,750,610.87	31	316,152,623.31
2	994,771,289.14	32	303,445,870.56
3	983,103,987.20	33	291,299,481.58
4	968,746,041.02	34	279,687,000.43
5	951,715,768.87	35	268,583,406.86
6	932,053,461.86	36	257,965,722.21
7	909,823,665.20	37	247,810,033.37
8	885,112,806.48	38	238,094,664.84
9	858,035,605.31	39	228,799,060.16
10	828,732,814.62	40	219,903,676.34
11	797,635,090.68	41	211,389,923.05
12	767,692,866.56	42	203,240,418.80
13	738,916,940.89	43	195,438,013.44
14	711,260,569.06	44	187,966,684.93
15	684,678,925.68	45	180,811,209.86
16	659,129,017.23	46	173,957,104.90
17	634,569,606.08	47	167,390,588.18
18	610,958,029.40	48	161,098,563.22
19	588,237,161.23	49	155,068,524.82
20	566,358,625.49	50	149,288,589.35
21	544,294,634.47	51	143,747,447.34
22	508,034,995.00	52	138,434,332.44
23	474,379,556.43	53	133,338,994.35
24	443,460,541.05	54	128,451,673.16
25	415,021,149.61	55	123,763,074.95
26	389,342,918.20	56	119,264,350.41
27	373,190,490.54	57	114,947,037.08
28	357,933,798.18	58	110,803,119.43
29	343,360,145.15	59	106,823,819.17
30	329,447,576.61	60+	—

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

Available Funds Cap Schedule (1)(2)

PERIOD	CAP RATE (%)	PERIOD	CAP RATE (%)
1	23.3432	43	20.5826
2	22.6696	44	20.2031
3	22.5918	45	20.3300
4	22.6686	46	19.9760
5	22.5672	47	20.3575
6	22.5365	48	21.1064
7	22.5795	49	20.1173
8	22.4127	50	20.2658
9	22.3749	51	19.8777
10	22.1416	52	20.0299
11	21.9836	53	19.6704
12	22.1323	54	19.5578
13	21.6743	55	19.7148
14	21.6216	56	19.3342
15	21.3752	57	19.4942
16	21.3309	58	19.1190
17	21.0865	59	19.0380
18	20.9460	60	11.7365
19	20.9135	61	10.5700
20	20.6707	62	10.8905
21	20.6339	63	10.5085
22	20.2698	64	10.8287
23	20.8591	65	10.4570
24	20.9029	66	10.4285
25	20.3355	67	10.7445
26	20.2543	68	10.3673
27	19.9724	69	10.6815
28	20.0436	70	10.3079
29	20.5903	71	10.2854
30	20.4782	72	10.9644
31	20.5494	73	10.2267
32	20.2451	74	10.5363
33	20.3269	75	10.1664
34	20.0626	76	10.4756
35	20.7852	77	10.1151
36	21.4079	78	10.0870
37	20.5839	79	10.3958
38	20.3787	80	10.0425
39	20.0258	81	10.3591
40	20.1536	82	10.0086
41	20.5838	83	9.9965
42	20.4615

(1)	Assumes One-Month LIBOR and Six-Month LIBOR remain constant at 20.00%.
(2)	Schedule shown to Call.

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

Available Excess Spread (1)(2)

PERIOD	EXCESS SPREAD (%)	PERIOD	EXCESS SPREAD (%)
1	2.8255	43	3.9076
2	2.3463	44	3.8169
3	2.3504	45	3.8668
4	2.3657	46	3.7707
5	2.3685	47	3.7635
6	2.3767	48	3.9736
7	2.3928	49	3.7255
8	2.3878	50	3.7854
9	2.3914	51	3.6883
10	2.3747	52	3.7495
11	2.3666	53	3.6453
12	2.4068	54	3.6262
13	2.3537	55	3.6899
14	2.3681	56	3.5872
15	2.3401	57	3.6521
16	2.3576	58	3.5485
17	2.3292	59	3.5423
18	2.3222	60	3.7709
19	2.3445	61	3.2172
20	2.3103	62	3.3738
21	2.3366	63	3.1751
22	2.3260	64	3.3341
23	3.1772	65	3.1517
24	3.2437	66	3.1330
25	3.1341	67	3.2906
26	3.1559	68	3.0910
27	3.0976	69	3.2490
28	3.1684	70	3.0508
29	3.8834	71	3.0421
30	3.8749	72	3.3825
31	3.9139	73	3.0052
32	3.8423	74	3.1663
33	3.8824	75	2.9689
34	3.8181	76	3.1307
35	3.9738	77	2.9385
36	4.1440	78	2.9215
37	3.9453	79	3.0871
38	3.9353	80	2.8992
39	3.8634	81	3.0706
40	3.9141	82	2.8838
41	3.8693	83	2.8802
42	3.8538

(1)	Assumes One-Month LIBOR and Six-Month LIBOR are equal to their respective forward curves and prepayments equal to 100% of the Prepayment Assumption.
(2)	Schedule shown to Call.

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

Breakeven CDR Table*

The tables below describe the Constant Default Rate (“CDR”), and the related cumulative loss on the Mortgage Loans when the referenced Class begins to incur a principal deficiency. Calculations are run to maturity at forward LIBOR. Other assumptions incorporated include the following: (1) 100% of the Prepayment Assumption, (2) 40% loss severity, (3) 6-month lag from default to loss, (4) triggers fail (i.e., no stepdown), and (5) 1-month and 6-month LIBOR are equal to their respective forward curves.

	CDR Break %	Cumulative Loss %
Class M1	23.26	19.08
Class M2	18.99	16.69
Class M3	16.62	15.22
Class M4	14.53	13.81
Class M5	12.75	12.53
Class M6	11.37	11.48
Class M7	10.10	10.46
Class M8	8.96	9.49
Class M9	8.16	8.79

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

Sensitivity Analysis - To Maturity

Percent of Pricing Prepayment Assumption	50%	75%	100%	125%	150%
Class A-1

Average Life (yrs)	1.66	1.23	1.00	0.85	0.74
Principal Payment Window (Mths)	1 - 39	1 - 27	1 - 22	1 - 19	1 - 16
Expected Final Maturity	6/25/2009	6/25/2008	1/25/2008	10/25/2007	7/25/2007

Class A-2

Average Life (yrs)	3.84	2.59	2.00	1.74	1.50
Principal Payment Window (Mths)	39 - 54	27 - 36	22 - 27	19 - 23	16 - 20
Expected Final Maturity	9/25/2010	3/25/2009	6/25/2008	2/25/2008	11/25/2007

Class A-3

Average Life (yrs)	7.37	4.92	3.50	2.43	2.00
Principal Payment Window (Mths)	54 - 140	36 - 94	27 - 69	23 - 54	20 - 30
Expected Final Maturity	11/25/2017	1/25/2014	12/25/2011	9/25/2010	9/25/2008

Class A-4

Average Life (yrs)	17.08	11.87	8.85	6.93	4.31
Principal Payment Window (Mths)	140 - 346	94 - 270	69 - 209	54 - 168	30 - 138
Expected Final Maturity	1/25/2035	9/25/2028	8/25/2023	3/25/2020	9/25/2017

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

Sensitivity Analysis - To Maturity

Percent of Pricing Prepayment Assumption	50%	75%	100%	125%	150%
Class M-1

Average Life (yrs)	10.24	6.95	5.40	4.90	5.58
Principal Payment Window (Mths)	54 - 297	37 - 216	41 - 164	47 - 129	57 - 106
Expected Final Maturity	12/25/2030	3/25/2024	11/25/2019	12/25/2016	1/25/2015

Class M-2

Average Life (yrs)	10.20	6.92	5.33	4.69	4.78
Principal Payment Window (Mths)	54 - 286	37 - 205	40 - 155	44 - 123	50 - 100
Expected Final Maturity	1/25/2030	4/25/2023	2/25/2019	6/25/2016	7/25/2014

Class M-3

Average Life (yrs)	10.16	6.88	5.27	4.55	4.42
Principal Payment Window (Mths)	54 - 273	37 - 193	39 - 146	42 - 115	46 - 93
Expected Final Maturity	12/25/2028	4/25/2022	5/25/2018	10/25/2015	12/25/2013

Class M-4

Average Life (yrs)	10.11	6.84	5.22	4.46	4.22
Principal Payment Window (Mths)	54 - 262	37 - 185	39 - 139	41 - 109	44 - 89
Expected Final Maturity	1/25/2028	8/25/2021	10/25/2017	4/25/2015	8/25/2013

Class M-5

Average Life (yrs)	10.04	6.79	5.17	4.38	4.06
Principal Payment Window (Mths)	54 - 250	37 - 175	38 - 131	40 - 103	42 - 83
Expected Final Maturity	1/25/2027	10/25/2020	2/25/2017	10/25/2014	2/25/2013

Class M-6

Average Life (yrs)	9.95	6.72	5.10	4.30	3.94
Principal Payment Window (Mths)	54 - 236	37 - 164	38 - 122	39 - 96	41 - 77
Expected Final Maturity	11/25/2025	11/25/2019	5/25/2016	3/25/2014	8/25/2012

Class M-7

Average Life (yrs)	9.83	6.62	5.03	4.22	3.82
Principal Payment Window (Mths)	54 - 222	37 - 153	38 - 114	38 - 89	40 - 72
Expected Final Maturity	9/25/2024	12/25/2018	9/25/2015	8/25/2013	3/25/2012

Class M-8

Average Life (yrs)	9.64	6.49	4.90	4.10	3.70
Principal Payment Window (Mths)	54 - 206	37 - 141	37 - 105	38 - 82	39 - 66
Expected Final Maturity	5/25/2023	12/25/2017	12/25/2014	1/25/2013	9/25/2011

Class M-9

Average Life (yrs)	9.32	6.25	4.72	3.95	3.54
Principal Payment Window (Mths)	54 - 185	37 - 126	37 - 93	37 - 72	38 - 58
Expected Final Maturity	8/25/2021	9/25/2016	12/25/2013	3/25/2012	1/25/2011

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

Sensitivity Analysis - To Call

Percent of Pricing Prepayment Assumption	50%	75%	100%	125%	150%
Class A-1

Average Life (yrs)	1.66	1.23	1.00	0.85	0.74
Principal Payment Window (Mths)	1 - 39	1 - 27	1 - 22	1 - 19	1 - 16
Expected Final Maturity	6/25/2009	6/25/2008	1/25/2008	10/25/2007	7/25/2007

Class A-2

Average Life (yrs)	3.84	2.59	2.00	1.74	1.50
Principal Payment Window (Mths)	39 - 54	27 - 36	22 - 27	19 - 23	16 - 20
Expected Final Maturity	9/25/2010	3/25/2009	6/25/2008	2/25/2008	11/25/2007

Class A-3

Average Life (yrs)	7.37	4.92	3.50	2.43	2.00
Principal Payment Window (Mths)	54 - 140	36 - 94	27 - 69	23 - 54	20 - 30
Expected Final Maturity	11/25/2017	1/25/2014	12/25/2011	9/25/2010	9/25/2008

Class A-4

Average Life (yrs)	13.54	9.14	6.72	5.25	3.21
Principal Payment Window (Mths)	140 - 167	94 - 113	69 - 83	54 - 65	30 - 52
Expected Final Maturity	2/25/2020	8/25/2015	2/25/2013	8/25/2011	7/25/2010

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

Sensitivity Analysis - To Call

Percent of Pricing Prepayment Assumption	50%	75%	100%	125%	150%
Class M-1

Average Life (yrs)	9.23	6.19	4.81	4.43	4.33
Principal Payment Window (Mths)	54 - 167	37 - 113	41 - 83	47 - 65	52 - 52
Expected Final Maturity	2/25/2020	8/25/2015	2/25/2013	8/25/2011	7/25/2010

Class M-2

Average Life (yrs)	9.23	6.19	4.76	4.24	4.30
Principal Payment Window (Mths)	54 - 167	37 - 113	40 - 83	44 - 65	50 - 52
Expected Final Maturity	2/25/2020	8/25/2015	2/25/2013	8/25/2011	7/25/2010

Class M-3

Average Life (yrs)	9.23	6.19	4.74	4.13	4.07
Principal Payment Window (Mths)	54 - 167	37 - 113	39 - 83	42 - 65	46 - 52
Expected Final Maturity	2/25/2020	8/25/2015	2/25/2013	8/25/2011	7/25/2010

Class M-4

Average Life (yrs)	9.23	6.19	4.72	4.07	3.89
Principal Payment Window (Mths)	54 - 167	37 - 113	39 - 83	41 - 65	44 - 52
Expected Final Maturity	2/25/2020	8/25/2015	2/25/2013	8/25/2011	7/25/2010

Class M-5

Average Life (yrs)	9.23	6.19	4.71	4.02	3.77
Principal Payment Window (Mths)	54 - 167	37 - 113	38 - 83	40 - 65	42 - 52
Expected Final Maturity	2/25/2020	8/25/2015	2/25/2013	8/25/2011	7/25/2010

Class M-6

Average Life (yrs)	9.23	6.19	4.70	3.98	3.68
Principal Payment Window (Mths)	54 - 167	37 - 113	38 - 83	39 - 65	41 - 52
Expected Final Maturity	2/25/2020	8/25/2015	2/25/2013	8/25/2011	7/25/2010

Class M-7

Average Life (yrs)	9.23	6.19	4.70	3.97	3.61
Principal Payment Window (Mths)	54 - 167	37 - 113	38 - 83	38 - 65	40 - 52
Expected Final Maturity	2/25/2020	8/25/2015	2/25/2013	8/25/2011	7/25/2010

Class M-8

Average Life (yrs)	9.23	6.19	4.68	3.93	3.56
Principal Payment Window (Mths)	54 - 167	37 - 113	37 - 83	38 - 65	39 - 52
Expected Final Maturity	2/25/2020	8/25/2015	2/25/2013	8/25/2011	7/25/2010

Class M-9

Average Life (yrs)	9.21	6.17	4.66	3.91	3.50
Principal Payment Window (Mths)	54 - 167	37 - 113	37 - 83	37 - 65	38 - 52
Expected Final Maturity	2/25/2020	8/25/2015	2/25/2013	8/25/2011	7/25/2010

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

The Mortgage Loans – Aggregate (1)

Scheduled Principal Balance:	$1,003,750,611
Number of Mortgage Loans:	5,040
Average Scheduled Principal Balance:	$199,157
Weighted Average Gross Coupon:	7.810%
Weighted Average Net Coupon: (2)	7.310%
Weighted Average FICO Score:	633
Weighted Average Original LTV Ratio: (3)	78.20%
Weighted Average Stated Remaining Term (months):	354
Weighted Average Seasoning (months):	2
Weighted Average Months to Roll: (4)	23
Weighted Average Gross Margin: (4)	6.022%
Weighted Average Initial Rate Cap: (4)	1.503%
Weighted Average Periodic Rate Cap: (4)	1.503%
Weighted Average Gross Maximum Lifetime Rate: (4)	14.985%

(1)	All percentages calculated herein are percentages of scheduled principal balance of the mortgage loan pool, as of the Cut-off Date, unless otherwise noted.
(2)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the servicing fee.
(3)	LTV in this table and hereafter will be defined as LTV for first lien loans and CLTV for second lien loans.
(4)	Calculated based on the aggregate scheduled principal balance of the adjustable rate Mortgage Loans, as of the Cut-off Date.

Distribution by Current Principal Balance

Current Principal Balance ($)	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighted Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
1 - 25,000	5	104,856	0.01	10.818	189	99.16	651
25,001 - 50,000	54	2,351,755	0.23	9.270	284	73.86	609
50,001 - 75,000	383	24,916,974	2.48	8.661	330	74.58	609
75,001 - 100,000	607	53,369,618	5.32	8.366	345	76.85	606
100,001 - 125,000	598	67,817,586	6.76	8.086	349	77.16	610
125,001 - 150,000	573	78,767,952	7.85	7.952	353	77.48	616
150,001 - 175,000	503	81,563,547	8.13	7.890	354	77.66	618
175,001 - 200,000	447	83,921,427	8.36	7.743	356	76.95	621
200,001 - 225,000	363	77,089,518	7.68	7.774	357	76.36	623
225,001 - 250,000	252	59,990,517	5.98	7.635	357	77.67	643
250,001 - 275,000	182	47,893,853	4.77	7.658	357	78.34	636
275,001 - 300,000	176	50,661,953	5.05	7.808	358	79.45	642
300,001 - 325,000	138	43,253,688	4.31	7.710	358	78.73	636
325,001 - 350,000	121	40,724,611	4.06	7.682	355	79.48	648
350,001 - 375,000	113	40,818,298	4.07	7.487	357	77.90	646
375,001 - 400,000	110	42,871,837	4.27	7.594	358	78.37	651
400,001 - 425,000	57	23,618,773	2.35	7.738	358	81.62	657
425,001 - 450,000	73	32,090,734	3.20	7.685	358	78.98	648
450,001 - 475,000	60	27,802,468	2.77	7.644	358	81.89	652
475,001 - 500,000	68	33,377,252	3.33	7.632	358	80.02	651
500,001 - 750,000	155	89,188,832	8.89	7.633	357	80.66	664
750,001 - 1,000,000	2	1,554,564	0.15	7.061	358	69.97	676

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

The Mortgage Loans – Aggregate

Distribution by Current Mortgage Rate

Current Mortgage Rate (%)	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighted Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
5.000 - 5.999	125	26,027,869	2.59	5.882	348	67.29	700
6.000 - 6.999	1,028	232,242,021	23.14	6.704	353	76.35	674
7.000 - 7.999	1,720	374,593,571	37.32	7.587	356	78.57	643
8.000 - 8.999	1,491	276,629,625	27.56	8.568	356	78.88	599
9.000 - 9.999	538	80,381,130	8.01	9.541	355	81.39	574
10.000 - 10.999	99	10,924,616	1.09	10.474	328	85.10	583
11.000 - 11.999	24	1,981,576	0.20	11.787	233	95.47	625
12.000 - 12.999	13	880,349	0.09	12.306	222	97.57	661
13.000 - 13.999	2	89,854	0.01	13.909	177	100.00	650

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

Distribution by FICO Score

FICO Score	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighted Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
NA	1	101,944	0.01	8.990	359	75.00	N/A
Below 500	2	283,983	0.03	8.472	355	76.55	458
500 - 524	371	57,339,922	5.71	8.833	356	74.21	514
525 - 549	386	64,978,701	6.47	8.550	356	74.40	536
550 - 574	556	93,937,663	9.36	8.535	356	78.63	562
575 - 599	556	96,620,100	9.63	8.151	355	78.36	587
600 - 624	583	107,695,861	10.73	7.969	355	78.96	613
625 - 649	743	154,658,832	15.41	7.698	354	79.56	638
650 - 674	716	153,633,225	15.31	7.586	352	78.70	662
675 - 699	537	128,994,862	12.85	7.274	355	79.05	686
700 - 724	259	65,261,795	6.50	7.236	355	78.70	711
725 - 749	168	41,743,597	4.16	6.994	354	77.79	736
750 - 774	103	26,441,774	2.63	6.984	354	78.14	761
775 - 799	47	10,091,980	1.01	6.913	352	72.21	784
800 +	12	1,966,369	0.20	6.653	352	71.05	808

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

Distribution by Lien Position

Lien Position	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighted Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
1st Lien	4,961	998,686,924	99.50	7.793	355	78.09	633
2nd Lien	79	5,063,687	0.50	11.068	178	99.93	665

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

The Mortgage Loans – Aggregate

Distribution by Combined Original LTV

Range of Combined Original LTV Ratios (%)	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighted Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
10.01 - 15.00	5	356,972	0.04	7.213	266	14.13	629
15.01 - 20.00	6	432,999	0.04	7.708	331	17.55	663
20.01 - 25.00	7	519,932	0.05	7.204	318	22.89	627
25.01 - 30.00	15	1,915,030	0.19	6.911	336	27.43	675
30.01 - 35.00	29	3,847,424	0.38	7.142	349	32.69	626
35.01 - 40.00	47	5,526,299	0.55	7.314	344	37.45	640
40.01 - 45.00	60	9,255,144	0.92	7.563	350	42.86	610
45.01 - 50.00	75	11,063,497	1.10	7.601	354	47.95	608
50.01 - 55.00	82	13,197,773	1.31	7.368	354	52.96	618
55.01 - 60.00	168	30,195,364	3.01	7.579	355	58.01	618
60.01 - 65.00	193	34,683,645	3.46	7.596	351	63.13	614
65.01 - 70.00	256	49,838,452	4.97	7.800	353	68.61	607
70.01 - 75.00	362	70,871,763	7.06	7.956	353	73.86	601
75.01 - 80.00	2,126	472,686,244	47.09	7.626	356	79.72	653
80.01 - 85.00	641	122,098,226	12.16	7.960	356	84.08	610
85.01 - 90.00	884	171,200,420	17.06	8.245	356	89.42	624
90.01 - 95.00	5	651,432	0.06	7.951	337	91.32	642
95.01 - 100.00	79	5,409,993	0.54	10.784	192	99.91	669

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

Distribution by Documentation

Documentation Level	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighted Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
Full	3,306	568,126,923	56.60	7.758	354	78.35	616
Stated	1,488	373,741,511	37.23	7.873	354	77.65	661
Alternative	246	61,882,177	6.17	7.899	357	80.08	631

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

The Mortgage Loans – Aggregate

Distribution by Purpose

Loan Purpose	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighted Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
Cash Out Refinance	3,506	664,482,957	66.20	7.819	355	76.94	617
Purchase	1,421	320,729,574	31.95	7.804	355	80.85	666
Rate/Term Refinance	113	18,538,080	1.85	7.559	348	77.26	635

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

Distribution by Occupancy Status

Occupancy Status	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighted Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
Primary Residence	4,612	922,976,303	91.95	7.764	354	78.13	631
Investment Property	384	70,455,646	7.02	8.402	357	79.68	662
Second Home	44	10,318,662	1.03	7.809	357	73.95	666

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

Distribution by Property Type

Property Types	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighted Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
Single Family Residence	3,810	704,190,007	70.16	7.815	354	77.90	627
Planned Unit Development	512	123,590,988	12.31	7.798	355	79.02	633
2-4 Family	363	107,528,975	10.71	7.785	357	78.72	656
Condo	355	68,440,641	6.82	7.808	354	78.97	659

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

The Mortgage Loans – Aggregate

Distribution by State

State	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighted Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
California	608	186,240,274	18.55	7.502	355	76.12	656
Florida	705	120,489,486	12.00	7.859	355	76.31	622
Illinois	313	62,725,473	6.25	7.992	356	81.02	632
New York	156	54,805,905	5.46	7.470	357	77.11	647
New Jersey	163	45,199,749	4.50	7.825	356	78.22	641
Arizona	230	43,358,309	4.32	8.014	356	78.02	614
Massachusetts	156	43,201,981	4.30	7.869	356	77.75	639
Maryland	158	39,856,764	3.97	8.036	357	78.09	609
Texas	283	32,960,751	3.28	7.756	336	77.55	621
Washington	163	31,300,903	3.12	7.677	355	78.05	631
Virginia	147	30,228,895	3.01	8.069	352	78.67	624
Georgia	198	30,159,206	3.00	8.211	356	80.53	625
Nevada	133	28,624,782	2.85	7.477	357	77.40	638
Connecticut	120	24,215,712	2.41	7.860	353	78.16	627
Ohio	129	21,510,127	2.14	8.008	357	81.87	611
Other	1,378	208,872,295	20.81	7.940	354	80.17	629

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

Distribution by Remaining Months to Maturity

Remaining Months to Maturity	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighted Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
109 - 120	9	705,719	0.07	7.457	118	71.79	632
169 - 180	139	11,530,511	1.15	9.047	178	81.14	649
229 - 240	68	8,280,837	0.82	7.245	238	71.39	642
289 - 300	9	1,271,139	0.13	7.068	298	72.03	643
349 - 360	4,815	981,962,404	97.83	7.801	358	78.23	633

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

The Mortgage Loans – Aggregate

Distribution by Amortization Type

Amortization Type	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighted Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
Fixed - 10 Year	9	705,719	0.07	7.457	118	71.79	632
Fixed - 15 Year	61	6,384,396	0.64	7.541	178	66.69	636
Fixed - 20 Year	68	8,280,837	0.82	7.245	238	71.39	642
Fixed - 25 Year	9	1,271,139	0.13	7.068	298	72.03	643
Fixed - 30 Year	1,155	170,756,136	17.01	7.443	358	75.03	637
Fixed - Balloon - 15/30	78	5,146,116	0.51	10.916	177	99.08	665
Fixed - Balloon - 30/40	475	97,818,287	9.75	7.263	358	75.34	642
ARM - 6 Month Balloon 30/40	2	332,839	0.03	7.741	359	57.55	647
ARM - 2 Year/6 Month Balloon 30/40	1,797	413,230,928	41.17	7.999	358	79.89	624
ARM - 3 Year/6 Month Balloon 30/40	58	9,126,105	0.91	8.681	358	81.17	596
ARM - 5 Year/6 Month Balloon 30/40	33	6,949,531	0.69	8.049	358	79.71	622
ARM - 6 Month	1	152,681	0.02	5.775	358	85.00	684
ARM - 2 Year/6 Month	752	131,792,854	13.13	8.409	358	77.75	608
ARM - 3 Year/6 Month	88	13,558,127	1.35	8.770	358	81.82	597
ARM - 5 Year/6 Month	25	3,618,025	0.36	8.052	358	82.27	643
Fixed - Interest Only - 30 Year - 60 mo. IO term	53	14,389,133	1.43	6.689	358	76.10	687
ARM - Interest Only - 2 Year/6 Month - 60 mo. IO term	358	115,336,364	11.49	7.340	358	79.40	680
ARM - Interest Only - 3 Year/6 Month - 60 mo. IO term	10	2,741,196	0.27	7.468	358	79.21	670
ARM - Interest Only - 5 Year/6 Month - 60 mo. IO term	8	2,160,199	0.22	7.129	358	82.27	641

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

Distribution by Initial Rate Adjustment Cap

Initial Rate Adjustment Cap (%)	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighted Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
Fixed Rate Loans	1,908	304,751,762	30.36	7.403	347	75.29	642
1	11	1,775,179	0.18	7.487	358	70.25	654
1.5	3,119	696,512,108	69.39	7.989	358	79.49	629
6	2	711,562	0.07	6.580	358	80.00	726

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

The Mortgage Loans – Aggregate

Distribution by Periodic Rate Adjustment Cap

Periodic Rate Adjustment Cap (%)	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighed Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
Fixed Rate Loans	1,908	304,751,762	30.36	7.403	347	75.29	642
1	11	1,775,179	0.18	7.487	358	70.25	654
1.5	3,119	696,512,108	69.39	7.989	358	79.49	629
6	2	711,562	0.07	6.580	358	80.00	726

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

Distribution by Next Rate Adjustment Date

Next Rate Adjustment Date	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighted Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
Fixed Rate Loans	1,908	304,751,762	30.36	7.403	347	75.29	642
July 2006	2	295,569	0.03	6.318	358	81.28	690
August 2006	1	189,951	0.02	8.375	359	42.70	611
August 2007	2	693,022	0.07	7.193	353	84.47	686
September 2007	12	2,149,964	0.21	7.174	354	83.94	634
October 2007	34	7,141,186	0.71	7.578	355	80.35	609
November 2007	228	58,383,914	5.82	7.498	356	80.90	640
December 2007	824	184,622,209	18.39	7.686	357	79.89	638
January 2008	920	203,874,823	20.31	8.098	358	79.56	632
February 2008	869	198,873,128	19.81	8.255	359	78.13	619
March 2008	18	4,621,898	0.46	7.877	360	80.05	680
October 2008	2	176,162	0.02	8.132	355	83.06	588
November 2008	13	1,613,646	0.16	7.814	356	82.54	616
December 2008	27	4,013,302	0.40	8.395	357	83.88	610
January 2009	53	9,073,349	0.90	8.513	358	81.44	614
February 2009	59	10,296,969	1.03	8.883	359	80.28	592
March 2009	2	252,000	0.03	8.512	360	68.28	620
September 2010	1	125,759	0.01	6.999	354	80.00	640
October 2010	1	488,000	0.05	5.875	355	80.00	645
November 2010	5	764,885	0.08	7.394	356	81.77	589
December 2010	10	2,329,605	0.23	8.233	357	82.45	633
January 2011	25	4,865,798	0.48	7.848	358	78.83	652
February 2011	24	4,153,709	0.41	8.114	359	82.34	612

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

The Mortgage Loans – Aggregate

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rates (%)	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighed Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
Fixed Rate Loans	1,908	304,751,762	30.36	7.403	347	75.29	642
<= 12.500	2	712,499	0.07	6.345	358	81.07	722
12.501 - 13.000	10	2,292,192	0.23	6.057	357	82.05	673
13.001 - 13.500	67	18,716,358	1.86	6.379	357	77.40	682
13.501 - 14.000	359	96,535,908	9.62	6.879	357	79.26	672
14.001 - 14.500	517	131,695,729	13.12	7.343	358	79.11	664
14.501 - 15.000	667	155,962,653	15.54	7.848	358	78.93	634
15.001 - 15.500	519	113,566,443	11.31	8.336	358	78.93	610
15.501 - 16.000	575	109,801,168	10.94	8.827	358	80.22	588
16.001 - 16.500	183	31,631,370	3.15	9.332	358	81.72	573
16.501 - 17.000	185	30,756,270	3.06	9.794	358	81.13	576
17.001 - 17.500	28	4,870,694	0.49	10.323	358	84.06	589
17.501 - 18.000	14	1,638,309	0.16	10.765	359	83.06	551
18.001 - 18.500	4	531,639	0.05	11.454	359	86.57	561
18.501 - 19.000	2	287,618	0.03	12.000	359	86.17	650

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

Distribution by Gross Margin

Range of Gross Margins (%)	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighted Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
Fixed Rate Loans	1,908	304,751,762	30.36	7.403	347	75.29	642
<= 3.500	140	33,639,259	3.35	7.149	358	79.75	665
3.501 - 4.000	95	24,093,651	2.40	7.331	358	79.22	660
4.001 - 4.500	121	28,239,607	2.81	7.740	359	77.29	634
4.501 - 5.000	168	43,558,017	4.34	7.527	358	78.20	641
5.001 - 5.500	398	101,320,147	10.09	7.429	358	79.37	650
5.501 - 6.000	471	117,487,498	11.70	7.557	358	79.35	651
6.001 - 6.500	549	127,760,661	12.73	7.950	358	79.22	634
6.501 - 7.000	435	92,252,520	9.19	8.391	358	79.33	607
7.001 - 7.500	411	76,988,566	7.67	8.830	358	80.21	591
7.501 - 8.000	182	29,584,877	2.95	9.213	358	81.38	578
8.001 - 8.500	130	19,180,294	1.91	9.698	358	80.86	578
8.501 - 9.000	24	3,825,089	0.38	9.970	358	86.69	601
9.001 - 9.500	4	421,235	0.04	10.855	358	86.80	563
9.501 - 10.000	2	359,810	0.04	11.449	359	90.00	539
>10.000	2	287,618	0.03	12.000	359	86.17	650

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

The Mortgage Loans – Aggregate

Prepayment Penalty Term

Prepayment Penalty Term	Number of Loans	Principal Balance ($)	% Balance	Weighted Avg. Gross Coupon (%)	Weighted Avg. Remaining Term (Months)	Weighted Avg. Combined Original LTV (%)	Weighted Avg. FICO
0	1,144	218,339,551	21.75	8.139	353	78.91	624
6	115	27,833,981	2.77	7.913	358	80.09	656
12	328	97,638,129	9.73	7.573	357	78.23	654
18	41	9,416,661	0.94	7.506	357	79.90	637
24	1,332	289,036,202	28.80	7.948	357	78.88	631
30	33	7,091,837	0.71	7.804	351	77.11	595
36	809	153,224,367	15.27	7.710	354	77.51	636
42	14	3,068,005	0.31	7.930	358	81.96	602
48	10	1,362,557	0.14	7.652	358	72.51	611
60	1,214	196,739,322	19.60	7.434	351	76.58	633

Total:	5,040	1,003,750,611	100.00	7.810	354	78.20	633

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

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This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.